Exhibit 10.4

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of August 18, 2017, by and among: (i) Pacific Special Acquisition Corp., a business company incorporated in the British Virgin Islands with limited liability (“Purchaser”); (ii) Zhengqi International Holding Limited, a company incorporated in the British Virgin Islands, in the capacity under the Merger Agreement (as defined below) as the Purchaser Representative (the “Purchaser Representative”); (iii) Zhengdong Zou, in the capacity under the Merger Agreement as the Seller Representative (the “Seller Representative”); and (iv) Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

Whereas, Purchaser, Borqs International Holding Corp, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), the Seller Representative, the Purchaser Representative, PAAC Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a wholly-owned subsidiary of Purchaser (“Merger Sub”), and, for certain limited purpose thereof, Zhengqi International Holding Limited (“Sponsor”), are parties to that certain Merger Agreement, dated as of December 27, 2016 (as amended, including by the First Amendment to Merger Agreement dated May 10, 2017 and the Second Amendment to Merger Agreement dated June 29, 2017, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding share capital of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding, and shall automatically be cancelled and shall cease to exist, in exchange for a certain number of newly issued ordinary shares of no par value of Purchaser (“Purchaser Ordinary Shares”) as specified in the Merger Agreement (the “Merger Consideration Shares”), subject to the withholding of the Escrow Shares (as defined below) being deposited in the Escrow Accounts (as defined below) in accordance with the terms and conditions of the Merger Agreement and this Agreement;

WHEREAS, pursuant to the Merger Agreement, Purchaser, Purchaser Representative, their respective Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (the “Indemnified Parties”) are entitled to be indemnified in certain respects by the Company and the Company Shareholders;

WHEREAS, in accordance with the Merger Agreement and this Agreement, at the Closing, Purchaser shall issue to the Escrow Agent: (i) 942,467 Purchaser Ordinary Shares (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, and any additional shares deposited in the Indemnity Escrow Account in accordance with Section 5(c) below, the “Indemnity Escrow Shares”) to be held, along with any other Indemnity Escrow Property (as defined below), by the Escrow Agent in a segregated escrow account (the “Indemnity Escrow Account”) and disbursed therefrom in accordance with the terms of Article VI of the Merger Agreement and this Agreement; and (ii) 2,352,285 Purchaser Ordinary Shares (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Guarantee Escrow Shares”, and collectively with the Indemnity Escrow Shares, the “Escrow Shares”) to be held by the Escrow Agent in a segregated escrow account (the “Earnout Escrow Account”, and together with the Indemnity Escrow Account, the “Escrow Accounts”) and disbursed therefrom in accordance with the terms of Article XII of the Merger Agreement and this Agreement;

1

WHEREAS, it has been determined in accordance with the terms of the Merger Agreement that there are no Commitment Escrow Shares and no Net Income Escrow Shares;

WHEREAS, (i) pursuant to the Merger Agreement and the Letters of Transmittal executed by the Company Shareholders the Seller Representative has been designated as the Company’s and each Company Shareholder’s representative and agent to represent each of them, and to act on their behalf for purposes of this Agreement, and (ii) pursuant to the Merger Agreement, the Purchaser Representative has been designated as the Purchaser’s sole representative and agent to act on its behalf for purposes of this Agreement, which appointment has been acknowledged and confirmed by the Backstop Investors (as defined below) in the Backstop Agreement, as amended; and

WHEREAS, the Escrow Agent is willing to administer the escrow under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.               Appointment. Purchaser and the Seller Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to perform the duties of their escrow agent under this Agreement. The escrow services to be rendered by the Escrow Agent under this Agreement will not begin until the Escrow Agent has received the documentation necessary to establish the Escrow Accounts on its books and has received the Escrow Shares in accordance with this Agreement.

Section 2.               Transfer of Share Certificates Representing Escrow Shares.

(a)            In accordance with the Merger Agreement, at the Closing, Purchaser shall deposit with the Escrow Agent (i) share certificate(s) for the Indemnity Escrow Shares, with each such certificate being in the name of the Escrow Agent, to be held for the benefit of each Company Shareholder based on each Company Shareholders’ Pro Rata Share of the total Indemnity Escrow Shares as determined in accordance with the Merger Agreement, all of which shall be deposited by the Escrow Agent in the Indemnity Escrow Account; and (ii) share certificates for the Guarantee Escrow Shares, with each such certificate being in the name of the Sponsor and/or any assignee of Sponsor under the Backstop Agreement (collectively, the “Backstop Investors”), all of which shall be held by the Escrow Agent in the Earnout Escrow Account. Notwithstanding the foregoing, Purchaser may alternatively have the Escrow Agent, Purchaser and Purchaser’s transfer agent account for any of the Escrow Shares in book entry form. Upon its receipt of the certificates for the Escrow Shares, the Escrow Agent shall send a written acknowledgement of its receipt to the Purchaser Representative and the Seller Representative

(b)            In addition, as promptly as practicable following the date of this Agreement, Purchaser shall deliver to the Escrow Agent five (5) duly executed instruments of transfer in customary form, executed in blank by the applicable Backstop Investors, with respect to the Guarantee Escrow Shares. Upon its receipt of such duly executed instruments of transfer, the Escrow Agent shall send a written acknowledgement of its receipt to the Purchaser Representative.

Section 3.               Maintenance of the Escrow Shares and other Escrow Property.

(a)            So long as any: (i) Indemnity Escrow Shares are being held in the Indemnity Escrow Account, any dividends, distributions or other income paid on or otherwise accruing to such Indemnity Escrow Shares (the foregoing, together with the Indemnity Escrow Shares, and as reduced by any disbursements of such Indemnity Escrow Shares or dividends, distributions or other income from the Indemnity Escrow Account by the Escrow Agent in accordance with the terms of this Agreement and the Merger Agreement, the “Indemnity Escrow Property”) shall be held by the Escrow Agent in the Indemnity Escrow Account; and (ii) Guarantee Escrow Shares are being held in the Earnout Escrow Account, the Backstop Investors shall be entitled to (x) exercise voting rights with respect to such shares, and (y) receive dividends or other distributions (if declared and paid) with respect to the Guarantee Escrow Shares (other than those paid in equity securities, which shall be included as part of the Guarantee Escrow Shares and held in the Earnout Escrow Account). If the Escrow Agent receives any dividends or other distributions with respect to the Guarantee Escrow Shares (other than equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted) while they are held in the Earnout Escrow Account, it will promptly pay such dividends or distributions to the Backstop Investor. The Indemnity Escrow Property and the Guarantee Escrow Shares, while held in the applicable Escrow Account, are collectively referred to as the “Escrow Property”.

2

(b)            During the term of this Agreement, the Escrow Agent shall hold the Escrow Property in the applicable Escrow Account and shall not sell, transfer, dispose of, lend or otherwise subject to a Lien any of the Escrow Property except until and to the extent that they are disbursed in accordance with Section 4 or Section 5. Except as the Purchaser Representative (on behalf of Purchaser) and the Seller Representative may otherwise agree in joint written instructions executed and delivered to the Escrow Agent by the Seller Representative and the Purchaser Representative (on behalf of Purchaser), no part of the Escrow Property may be withdrawn except as expressly provided in this Agreement.

Section 4.               Transfer of the Indemnity Escrow Property. The Escrow Agent shall hold the Indemnity Escrow Property and shall transfer the Indemnity Escrow Property to either the Purchaser or the Seller Representative (for further distribution to the Company Shareholders), as applicable, in accordance with the following procedures:

(a)            Purchaser (with the Purchaser Representative acting on its behalf) may assert a claim for indemnification on behalf of an Indemnified Party pursuant to the Merger Agreement (an “Indemnification Claim”) by providing written notice (a “Claim Notice”) of such claim to the Seller Representative and the Escrow Agent, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such Indemnification Claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative (on behalf of Purchaser) may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller Representative and the Escrow Agent (such updated Claim Notice, a “Revised Claim Notice”, and such amount, as it may be adjusted, the “Claim Amount”); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnifying Party or the Indemnified Party described in clause (i).

(b)            With respect to any (i) direct indemnification claim that is not a Third Party Claim, the Seller Representative will have a period of thirty (30) days after receipt of the Claim Notice (or of any Revised Claim Notice) to respond thereto, or (ii) Third Party Claim that has become a Resolved Third Party Claim, the Seller Representative will have a period of thirty (30) days after such Third Party Claims has become a Resolved Third Party Claim and notice of such Resolved Third Party Claim has been given to the Purchaser Representative and the Seller Representative in accordance with Section 6.5 of the Merger Agreement to respond to the Claim Notice (or any Revised Claim Notice, as it may have been updated) sent for such Third Party Claim. If the Seller Representative does not provide to the Purchaser Representative and the Escrow Agent a written notice objecting to such Indemnification Claim (an “Objection Notice”) (with any Objection Notice provided to the Purchaser Representative, but not the Escrow Agent, including an attachment with a description, in reasonable detail, of the facts upon which such objection is based) by 5:00 p.m. New York City time on the end of such applicable thirtieth (30th) day (such applicable thirty (30) day period, the “Objection Period”), the Seller Representative on will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice or Revised Claim Notice subject to the limitations on indemnification set forth in Article VI of the Merger Agreement and will have no further right to contest the validity of such Claim Notice or Revised Claim Notice, and the Escrow Agent shall promptly (in any event within five (5) Business Days) after the expiration of the Objection Period (or, if during the Objection Period, the Seller Representative provides affirmative written instructions to the Escrow Agent to release such Indemnity Escrow Property from the Indemnity Escrow Account, promptly (in any event within five (5) Business Days) after the Escrow Agent’s receipt of such instructions from the Seller Representative) disburse from the Indemnity Escrow Account to the Purchaser Representative, Indemnity Escrow Property in an amount equal to the Claim Amount. If the Seller Representative provides an Objection Notice during the Objection Period that disputes only a portion of the Claim Amount, the Escrow Agent shall promptly (in any event within five (5) Business Days) the expiration of the Objection Period (or, if during the Objection Period, the Seller Representative provides affirmative written instructions to the Escrow Agent to release such Indemnity Escrow Property from the Indemnity Escrow Account, promptly (in any event within five (5) Business Days) after the Escrow Agent’s receipt of such instructions from the Seller Representative), distribute from the Indemnity Escrow Account to Purchaser, Indemnity Escrow Property in an amount equal to the undisputed portion of the Claim Amount.

3

(c)            If the Seller Representative timely disputes an Indemnification Claim by providing an Objection Notice to the Purchaser Representative and the Escrow Agent during the Objection Period, the Purchaser Representative and the Seller Representative shall resolve the dispute in accordance with the terms of the Merger Agreement. If an Indemnification Claim is disputed by the Seller Representative, the Escrow Agent shall not distribute to the Seller Representative (or directly to any Company Shareholder) any portion of the Indemnity Escrow Property with respect to the disputed portion of the Claim Amount, until receipt of (i) joint written instructions executed and delivered by the Seller Representative and Purchaser Representative(on behalf of Purchaser) stating that the dispute has been resolved and that the Purchaser Representative has the right to the Claim Amount (or some portion thereof) (“Joint Instructions”) or (ii) a copy of a final, non-appealable arbitration award issued pursuant to Section 10.4 of the Merger Agreement or a final, non-appealable Order from a court of competent jurisdiction establishing the Indemnified Party’s right to the Claim Amount (or some portion thereof) pursuant to the Merger Agreement (a “Binding Award”). Upon receipt of such Joint Instructions or Binding Award, the Escrow Agent shall, without further action on the part of the Seller Representative or the Purchaser Representative, promptly (in any event within five (5) Business Days) disburse to Purchaser the amount of the Indemnity Escrow Property set forth in the Joint Instructions or the Binding Award, less any undisputed amounts already disbursed (as applicable).

(d)            Payments from the Indemnity Escrow Account with respect to any Indemnification Claims shall first be paid with any Indemnity Escrow Shares then held in the Indemnity Escrow Account, and then with any remaining property in the Indemnity Escrow Account. For any Indemnity Escrow Shares to be disbursed with respect to Indemnification Claims pursuant to this Section 4, the Indemnity Escrow Shares shall be valued at the Purchaser Share Price as of the date that an Indemnification Claim is finally determined in accordance with the Merger Agreement and this Agreement (the “Resolution Date”). For the avoidance of doubt, the Resolution Date shall be (i) if no Objection Notice is delivered by the Seller Representative during the Objection Period, the first (1st) Business Day immediately following the Objection Period; (ii) if prior to the date described in clause (i) above, the date that the Escrow Agent receives written instructions from the Seller Representative to release the Indemnity Escrow Property for the amount set forth in the Claim Notice or Revised Claim Notice; (iii) if the Seller Representative provides an Objection Notice that disputes only a portion of the Claim Amount, with respect to the undisputed portion of such Claim Amount, the date that the Escrow Agent receives such Objection Notice; and (iv) with respect to any disputed Claim Amount, either the date that the Escrow Agent receives Joint Instructions or a Binding Award.

(e)            With respect to any indemnification claims made in accordance with Article VI of the Merger Agreement and this Agreement on or prior to the eighteen (18) month anniversary of the Closing (the “Expiration Date”) (including those at are revised or adjusted in accordance with Article VI of the Merger Agreement after the Expiration Date) that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Indemnity Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice or Revised Claim Notice provided by the Purchaser Representative and the Purchaser Share Price as of the Expiration Date) shall remain in the Indemnity Escrow Account until such time as such Pending Claim shall have been finally resolved pursuant to the provisions of Article VI of the Merger Agreement and this Agreement. After the Expiration Date, any Indemnity Escrow Property remaining in the Indemnity Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnified Party, shall be transferred by the Escrow Agent to the Seller Representative (for distribution to the Company Shareholders that have previously delivered the Transmittal Documents to the Surviving Company or Purchaser in accordance with Section 1.9 of the Merger Agreement, with each such Company Shareholder receiving its Pro Rata Share of such Indemnity Escrow Property). Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any Indemnity Escrow Property remaining in the Indemnity Escrow Account to the Seller Representative (for distribution by the Seller Representative to the Company Shareholders that have previously delivered the Transmittal Documents to the Surviving Company or Purchaser in accordance with Section 1.9 of the Merger Agreement, with each such Company Shareholder receiving its Pro Rata Share of such Indemnity Escrow Property).

Section 5.               Transfer of the Guarantee Escrow Shares. The Escrow Agent shall hold the Guarantee Escrow Shares and shall transfer the Guarantee Escrow Shares to the applicable recipient in accordance with the following procedures (and the register of members of Purchaser shall be updated accordingly):

(a)            Promptly, but in any event within five (5) Business Days, after the Escrow Agent’s receipt of joint written instructions (“Earnout Payment Instructions”) from the Purchaser Representative (on behalf of Purchaser) and the Seller Representative that there has been a final determination in accordance with Section 12.1 of the Merger Agreement with respect to the number of Guarantee Escrow Shares (the date that the Escrow Agent receives Earnout Payment Instructions the “Earnout Release Date”), the Escrow Agent shall transfer the applicable Guarantee Escrow Shares from the Earnout Escrow Account in accordance with such Earnout Payment Instructions.

(b)           Any amount of Guarantee Escrow Shares required to be transferred to any Person pursuant to this Section 5 shall be transferred by the Escrow Agent pursuant to such delivery instructions as set forth in the Earnout Payment Instructions. The Escrow Agent shall rely exclusively on instructions provided by the Seller Representative and the Purchaser Representative (on behalf of Purchaser) as to the amount and recipient of any distribution of Escrow Property pursuant to this Section 5, or the relevant order of any court of competent jurisdiction or other award granted pursuant to other binding legal process (including any binding arbitration). The Escrow Agent has no duty or responsibility to calculate any distribution or to confirm the accuracy of any distribution amount so instructed.

4

(c)            In the event that any Guarantee Escrow Shares are released to Purchaser so that Purchaser can issue replacement shares to the Company Shareholders as the Borqs Guarantee Issued Shares under Section 12(b) of the Merger Agreement, then Purchaser shall transfer to the Escrow Agent four percent (4%) of such replacement shares as the Guarantee Additional Indemnity Escrow Shares under Section 12(b) of the Merger Agreement for deposit by the Escrow Agent into the Indemnity Escrow Account as Indemnity Escrow Shares, and the Escrow Agent will deposit such shares into the Indemnity Escrow Account as Indemnity Escrow Shares to be held and disbursed in accordance with Section 4.

Section 6.                 Tax Matters.

(a)            Purchaser, the Purchaser Representative and the Seller Representative agree and acknowledge that, for all U.S. and foreign tax purposes, except as required by applicable Law: (i) Purchaser shall be the owner of the Indemnity Escrow Property while held in the Indemnity Escrow Account and until released to the Company Shareholders or the Seller Representative for distribution to Company Shareholders, and all interest, earnings or income, if any, earned with respect to the Indemnity Escrow Property while held by the Escrow Agent shall be treated as earned by Purchaser; and (ii) the Backstop Investors shall be the owner of the Guarantee Escrow Shares while held in the Earnout Escrow Account, and until released all distributions from the Earnout Escrow Account to the Backstop Investors shall be treated by the parties for tax purposes as adjustment to the basis of the Backstop Investors’ investment in Purchaser Ordinary Shares, and in the event that the Guarantee Escrow Shares are released by the Escrow Agent to Purchaser, such release shall be treated by the parties as a shareholder contribution to capital by the Backstop Investors.

(b)            The Escrow Agent shall have the right to deduct and withhold taxes from any payments to be made hereunder if such withholding is required by law and to request and receive any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the applicable recipient of the Escrow Shares.

Section 7.               Duties. The Escrow Agent’s duties are entirely ministerial and not discretionary, and the Escrow Agent will be under no duty or obligation to do or to omit the doing of any action with respect to the Escrow Property, except to give notice, provide monthly reports, make disbursements, keep an accurate record of all transactions with respect to the Escrow Property, hold the Escrow Property in accordance with the terms of this Agreement and to comply with any other duties expressly set forth in this Agreement. The Escrow Agent shall not have any interest in the Escrow Property but shall serve as escrow holder only and have only possession thereof. Nothing contained herein shall be construed to create any obligation or liability whatsoever on the part of the Escrow Agent to anyone other than the parties to this Agreement. There are no third party beneficiaries to this Agreement.

Section 8.               Determination of Purchaser Share Price. In the event that the Escrow Agent has any question as to the applicable Purchaser Share Price, the Seller Representative and Purchaser Representative shall cooperate to promptly provide the Escrow Agent with their good faith determination of the applicable Purchaser Share Price pursuant to Joint Instructions or a Binding Award (and in the event of any dispute as to the Purchaser Share Price, the Escrow Agent shall not disburse the applicable Escrow Property until such dispute has been resolved).

5

Section 9.              Monthly Reports. The Escrow Agent shall provide monthly account statements to Purchaser Representative on behalf of Purchaser and the Seller Representative with respect to the Escrow Accounts. The Purchaser Representative and the Seller Representative have one hundred twenty (120) days to object in writing to such reports. If no written notice detailing a party's objections has been received by the Escrow Agent within this period, an acceptance of such reports shall be deemed to have occurred.

Section 10.             Authorized Parties; Reliance. The parties hereby acknowledge that the Purchaser Representative has the sole and exclusive authorization to act on behalf of Purchaser under this Agreement. The Purchaser Representative on behalf of Purchaser and the Seller Representative agree to provide, on Exhibit A (as it may be amended from time to time) to this Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Escrow Agent and execute required documents under this Agreement. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent is entitled to rely on, and shall be fully protected in relying on, the instructions and notices from any one of the authorized signers, as identified on the attached Exhibit A (as it may be amended from time to time) to this Agreement, from each of Purchaser Representative (on behalf of Purchaser) and the Seller Representative, either acting alone, until such time as their authority is revoked in writing, or until successors have been appointed and identified by notice in the manner described in Section 16 below.

Section 11.             Good Faith. The Escrow Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

Section 12.             Right to Resign. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving such notice in writing of such resignation specifying a date when such resignation shall take effect, which shall be a date not less than sixty (60) days after the date of the notice of such resignation. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days’ notice to the Escrow Agent by all of the other parties hereto. In either event, the Purchaser Representative and the Seller Representative shall agree upon a successor Escrow Agent. If the Seller Representative and the Purchaser Representative are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of sixty (60) days following the date of resignation or thirty (30) days following the date of removal, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent, the Purchaser Representative and the Seller Representative an instrument accepting such appointment and the transfer of the Escrow Property and agreeing to the terms of this Agreement.

Section 13.             Compensation. The Escrow Agent shall be entitled to receive the fees as set forth on Exhibit B for the services to be rendered hereunder, and to be paid or reimbursed for all reasonable documented out-of-pocket expenses, disbursements and advances, including reasonable documented out-of-pocket attorneys’ fees, incurred or paid in connection with carrying out its duties hereunder, such amounts to be paid by Purchaser.

Section 14.             Indemnification. Purchaser hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder.

6

Section 15.             Disputes. If a controversy arises between the parties hereto as to whether or not or to whom the Escrow Agent shall transfer all or any portion of the Escrow Property or as to any other matter arising out of or relating to this Agreement or the Escrow Property, the Escrow Agent shall not be required to determine the same, shall not make any transfer of and shall retain the Escrow Property in dispute without liability to anyone until the rights of the parties to the dispute shall have finally been determined by mutual written agreement of the Purchaser Representative on behalf of Purchaser and the Seller Representative, or by a final non-appealable judgment or order of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received notice of such controversy or conflicting written notices from the parties to this Agreement. Any disputes arising out of, related to, or in connection with, this Agreement between Purchaser, the Purchaser Representative and/or the Seller Representative, including a dispute arising from a party’s failure or refusal to sign a joint written notice hereunder, shall be determined by arbitration conducted in accordance with the provisions of Section 10.4 of the Merger Agreement (other than (i) disputes subject to the Dispute Resolution Procedure under Section 12.1 of the Merger Agreement, which will be determined in accordance with such section, or (ii) applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of any arbitration award pursuant to this Section 15 or Section 10.4 of the Merger Agreement).

Section 16.             Notices. Except to the extent expressly set forth herein, all notices and communications hereunder shall be in writing and shall be deemed to be given if (a) delivered personally, (b) sent by facsimile or email (with affirmative confirmation of receipt), (c) sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (d) sent by registered or certified mail, return receipt requested, postage prepaid to the parties as follows:

If to Purchaser or the Purchaser Representative, to:

Zhengqi International Holding Limited
855 Pudong South Road
The World Plaza, 27th Floor
Pudong, Shanghai 200120, China
Attn: Yaqi (Sophie) Feng, COO
Facsimile No.: 86-21-8012-9882
Telephone No: 86-21-8012-9878
Email: fengyq@tpyzq.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Stuart Neuhauser
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com

If to the Seller Representative, to:

Zhengdong Zou
28/F, Jing Guang Centre, Hu Jia Lou
No. 1 East Third Ring Road
Chaoyang District, Beijing 100020, China
Facsimile No.: 86-10-6554-4123
Telephone No: 86-10-6597-0811
Email: zouzhendong@sinowinglaw.com

with a copy (which will not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Eva Wang
Facsimile No.: (650) 938-5200
Telephone No.: (650) 335-7878
Email: ewang@fenwick.com

7

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place 8th Floor
New York, NY 10004
Attention: Compliance Department
Facsimile No: (212) 509-5150
Telephone No: (212) 845-4000

or at such other address as any of the above may have furnished to the other parties in a notice duly given as provided herein. Any such notice or communication given in the manner specified in this Section 16 shall be deemed to have been given (i) on the date personally delivered or transmitted by facsimile or email (with affirmative confirmation of receipt), (ii) one (1) Business Day after the date sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (iii) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid.

Section 17.            Term. This Agreement shall terminate upon the final, proper and complete distribution of the Escrow Property in accordance with the terms hereof; provided, that Purchaser’s obligations under Section 14 hereof shall survive any termination of this Agreement.

Section 18.             Entire Agreement. The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, as between Purchaser, the Purchaser Representative and the Seller Representative, the terms of the Merger Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Merger Agreement. The actions of the Escrow Agent shall be governed solely by this Agreement.

Section 19.             Amendment; Waiver. This Agreement may be amended or modified only by a written instrument duly signed by the parties hereto, and any provision hereof may be waived only by a written instrument duly signed by the party against whom enforcement of such waiver is sought.

Section 20.             Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 21.             Further Assurances. From time to time on and after the date hereof, Purchaser Representative and the Seller Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

Section 22.             Accounting. In the event of the resignation or removal of the Escrow Agent, upon the termination of this Agreement or upon demand at any time of either the Purchaser Representative or the Seller Representative under reasonable circumstances, the Escrow Agent shall render to the Purchaser Representative, the Seller Representative and the successor escrow agent (if any) an accounting (free of charge) in writing of the property constituting the Escrow Property.

8

Section 23.            Interpretation. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits attached hereto) and have contributed to its revision and (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) words of the masculine, feminine or neuter gender will include the masculine, neuter or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any law means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (iv) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein; (v) the term “or” means “and/or”; (vi) the words “herein, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (viii) any reference herein to “dollars” or “$” shall mean United States dollars; and (ix) reference to any Section or Exhibit means such Section hereof or Exhibit hereto.

Section 24.             Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that (a) if the Seller Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Seller Representative shall automatically become a party to this Agreement as if it were the original Seller Representative hereunder upon providing (i) written notice to the Escrow Agent and Purchaser of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with the documentation referenced in Section 29 hereof from such replacement Seller Representative and any replacement authorized individuals to act on behalf of the Seller Representative for purposes of Exhibit A and (b) if the Purchaser Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder upon providing (i) written notice to the Escrow Agent and the Seller Representative of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with the documentation referenced in Section 29 hereof from such replacement Purchaser Representative and any replacement authorized individuals to act on behalf of Purchaser for purposes of Exhibit A. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 25.             Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

9

Section 26.             Governing Law; Venue. The terms and provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its conflict of law provisions. Subject to Section 15, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 27.             Waiver of Jury Trial. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 28.            Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 29.             U.S. Patriot Act. Purchaser and the Seller Representative agree to provide the Escrow Agent with the information reasonably requested by the Escrow Agent to verify and record Purchaser’s and the Seller Representative’s respective identities pursuant to the Escrow Agent’s procedures for compliance with the U.S. Patriot Act and any other applicable laws.

Section 30.             Representations of the Parties. Each of the parties hereto hereby represents and warrants that as of the date hereof: (a) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such actions have been duly and validly authorized by all necessary proceedings; and (b) this Agreement has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement of it.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Purchaser: Pacific Special Acquisition Corp.
By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: CEO

The Seller Representative: /s/ Zhengdong Zou Zhengdong Zou, in the capacity under the Merger Agreement as the Seller Representative
The Escrow Agent: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent

By:	/s/ Kevin Jennings
Name: Kevin Jennings
Title: Vice-President

[Signature Page to Escrow Agreement]

The Purchaser Representative: ZHENGQI INTERNATIONAL HOLDING LIMITED, solely in its capacity as the Purchaser Representative
By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: Director

[Signature Page to Escrow Agreement]

EXHIBIT A
AUTHORIZED SIGNERS

Purchaser:

Individuals authorized by the Purchaser Representative:

Name		Telephone Number	Specimen Signature

1.	Yaqi (Sophie) Feng, COO	86-21-8012-9878	/s/ Yaqi (Sophie) Feng

2.	Zhouhong Peng, CEO	86-21-6137-6584	/s/ Zhouhong Peng

3.

Seller Representative:

Name		Telephone Number	Specimen Signature

1.	Zhengdong Zou	86-10-6597-0811	/s/ Zhengdong Zou

2.

3.

EXHIBIT B
FEE INFORMATION

[To be provided]